Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K to which these financial statements are an exhibit (the “Form 8-K”) .

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the Business Combinations, the PIPE Investment, certain financing transactions to fund the Business Combinations and subsequent operations (the “Financing Transactions”) and certain “Other Transaction Accounting Adjustments” as described in the notes to unaudited pro forma condensed combined financial information below (collectively, the “Pro Forma Adjustments”).

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of RAC as of June 30, 2021 with the historical consolidated balance sheets of Aria and Archaea as of June 30, 2021, giving further effect to the Pro Forma Adjustments, as if they had been consummated as of June 30, 2021.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 combine the historical statement of operations of RAC for the year ended December 31, 2020, and the historical consolidated statements of operations of Aria and Archaea for the year ended December 31, 2020, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2020, the beginning of the earliest period presented.

Additionally, the following unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 combine the historical statement of operations of RAC for the six months ended June 30, 2021, and the historical consolidated statements of operations of Aria and Archaea for six months ended June 30, 2021, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2021, the beginning of the earliest period presented

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of RAC as of December 31, 2020 and for the period from September 1, 2020 (inception) through December 31, 2020 and the related notes included in the proxy statement filed by Rice Acquisition Corp. on August 12, 2021 (the “Proxy Statement”) on pages F-25 to F-49;

●	the historical unaudited condensed financial statements of RAC as of June 30, 2021 and for the six months ended June 30, 2021 and the related notes included in RAC’s Quarterly Report on Form 10-Q filed on August 13, 2021;

●	the historical audited financial statements of Aria as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 and the related notes included in the Proxy Statement on pages F-74 to F-101;

●	the historical unaudited condensed financial statements of Aria as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and the related notes included elsewhere in the Form 8-K;

●	the historical audited financial statements of Archaea as of December 31, 2020 and for the years ended December 31, 2020 and 2019 and the related notes included in the Proxy Statement on pages F-130 to F-155;

●	the historical unaudited condensed financial statements of Archaea as of June 30, 2021 and for the six months ended June 30, 2021 and 2020 and the related notes included elsewhere in the Form 8-K;

●	the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of RAC,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Aria,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Archaea,” and other financial information relating to RAC, Aria and Archaea included in the Proxy Statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the transactions included in the Pro Forma Adjustments taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. A review is in process to align all accounting policies among the three entities and therefore the results below are not necessarily indicative of amounts post-transaction.

Rice Acquisition Corp.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2021

(in thousands, except share and per share amounts)

	Rice (Historical) (A)	Aria (Historical) (B)	Archaea (Historical) (C)	Business Combinations and PIPE Investment			Financing Transactions			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$5	$35,699	$574	$94,647	4	(a)	$52,357	4	(s)	$183,282
Restricted cash	-	-	35,729	-			-			35,729
Account receivable—net	-	28,280	1,781	-			-			30,061
Prepaid expenses and other current assets	470	4,049	13,185	-			-			17,704
Inventory	-	8,416	-	-			-			8,416
Assets held for sale	-	-	-	-			-			-
Total current assets	475	76,444	51,269	94,647			52,357			275,192
Property and equipment, net	-	65,532	55,962	103,468	4	(b)	-			224,962
Construction in progress	-		73,794	-						73,794
Intangible assets, net	-	120,413	8,593	337,827	4	(c)	-			466,833
Cash and Marketable Securities held in Trust Account	237,351	-	-	(237,351)	4	(d)	-			-
Investments in joint ventures	-	85,299	-	191,230	4	(e)	-			276,529
Goodwill	-	-	2,754	33,842	4	(f)	-			36,596
Other non-current assets	-	581	3	-			-			584
Total assets	$237,826	$348,269	$192,375	$523,663			$52,357			$1,354,490

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$72	$2,230	$11,788	$-			$-			14,090
Accrued and other current liabilities	8,050	11,992	5,930	-			-			25,972
Deferred revenue	-	-	-	-			-			-
Short-term debt	-	137,086	12,093	-			(139,765)	4	(t)	9,414
Promissory note payable - related party	-	-	-	-			-			-
Liabilities held for sale	-	-	-	-			-			-
Total current liabilities	8,122	151,308	29,811	-			(139,765)			49,476
Deferred underwriting fee payable	7,611	-	-	(7,611)	4	(g)	-			-
Warrant liabilities	138,966	-	-	1,750	4	(h)	-			140,716
Long-term debt	-	-	134,515	-			193,205	4	(u)	327,720
Other long term liabilities	188	13,658	6,738	82,454	4	(i)	-			103,038
Total liabilities	154,887	164,966	171,064	76,593			53,440			620,950

Rice Acquisition Corp. Class A common stock, subject to possible redemption	$77,941	$-	$-	$(77,941)	4	(j)	$-			$-
Stockholders’ equity (deficit):
Rice Acquisition Corp. preferred stock	-	-	-	-			-			-
Rice Acquisition Corp. Class A common stock	2	-	-	4	4	(k)	-			6
Rice Acquisition Corp. Class B common stock	1	-	-	6	4	(l)	-			7
Aria Class A Units	-	299,327	-	(299,327)	4	(m)	-			-
Aria Class B Units	-	19,327	-	(19,327)	4	(m)	-			-
Aria Class C Units	-	1	-	(1)	4	(m)	-			-
Archaea members’ equity	-	-	35,179	(35,179)	4	(n)	-			-
Additional paid-in capital	133,067	-	-	238,049	4	(o)	-			371,116
Accumulated deficit	(123,147)	(134,197)	(14,331)	238,808	4	(p)	-			(32,867)
Accumulated other comprehensive loss	-	(1,155)	-	1,155	4	(q)	-			-
Non-controlling interests	(4,925)	-	463	400,823	4	(r)	(1,083)	4	(v)	395,278
Total stockholders’ equity (deficit)	4,998	183,303	21,311	525,011			(1,083)			733,540
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$237,826	$348,269	$192,375	$523,663			$52,357			$1,354,490

See accompanying notes to the unaudited pro forma condensed combined financial information.

Rice Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	Rice (Historical) (A)	Aria (Historical) (B)	Archaea (Historical) (C)	Business Combinations and PIPE Investment			Financing Transactions			Other Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenue	$-	$138,881	$6,523	$11,604	5	(a)	$-			$(23,598)	5	(g)	$133,410
Cost of revenue	-	112,590	4,889	53,881	5	(a)	-			(22,055)	5	(g)	149,305
Total gross profit	-	26,291	1,634	(42,277)			-			(1,543)			(15,895)
Operating expenses:
Selling, general and administrative	357	20,782	4,372	26,359	5	(b)	-			(6,455)	5	(g)	45,415
Advertising and marketing	-	-	-	-			-			-			-
Formation costs and other operating expenses	-	25,293	-	-			-			(25,293)	5	(h)	-
Total operating expenses	357	46,075	4,372	26,359			-			(31,748)			45,415
Income (loss) from operations	(357)	(19,784)	(2,738)	(68,636)			-			30,205			(61,310)
Other income (expense), net:
Interest expense - net	32	(19,305)	(20)	-			(15,364)	5	(e)	8,477	5	(g)	(26,180)
Change in fair value of warrant liabilities	(22,170)	-	-	-			-			-			(22,170)
Other income - net	-	9,166	521	(13,236)	5	(a)	-			61,101	5	(i)	57,552
Total other income (expense), net	(22,138)	(10,139)	501	(13,236)			(15,364)			69,578			9,202
Net income (loss) before income taxes	(22,495)	(29,923)	(2,237)	(81,872)			(15,364)			99,783			(52,108)
Provision for income taxes	-	-	-	-	5	(c)	-	5	(c)	-	5	(c)	-
Net income (loss)	$(22,495)	$(29,923)	$(2,237)	$(81,872)			$(15,364)			$99,783			$(52,108)
Net loss attributable to non-controlling interest in subsidiary	(865)	$78	236	(74,796)	5	(d)	(8,390)	5	(f)	54,489	5	(j)	$(29,248)
Net loss attributable to Class A Common Stock	$(21,630)	$(30,001)	$(2,473)	$(7,076)			$(6,974)			$45,294			$(22,860)

Weighted average Class A Common Stock outstanding, basic and diluted	23,725,000			29,119,695	5	(k)							52,844,695
Basic and diluted net loss per share of Class A Common Stock	$(0.91)												$(0.43)

See accompanying notes to the unaudited pro forma condensed combined financial information.

Rice Acquisition Corp.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2021

(in thousands, except share and per share amounts)

	Rice (Historical) (A)	Aria (Historical) (B)	Archaea (Historical) (C)	Business Combinations and PIPE Investment			Financing Transactions			Other Transaction Accounting Adjustments			Pro Forma Statement of Operations
Revenue	$-	$82,600	$6,781	$5,890	6	(a)	$-			$(10,776)	6	(h)	$84,495
Cost of revenue	-	52,453	6,443	27,579	6	(a)	-			(8,100)	6	(h)	78,375
Total gross profit	-	30,147	338	(21,689)			-			(2,676)			6,120
Operating expenses:
Selling, general and administrative	6,203	13,063	11,043	26,359	6	(b)	-			(4,193)	6	(h)	52,475
Formation costs and other operating expenses	-	(1,347)	-	-			-			(542)	6	(h)	(1,889)
Total operating expenses	6,203	11,716	11,043	26,359			-			(4,735)			50,586
Income (loss) from operations	(6,203)	18,431	(10,705)	(48,048)			-			2,059			(44,466)
Other income (expense), net:
Interest expense - net	5	(8,676)	(20)	-			(4,800)	6	(e)	3,764	6	(h)	(9,727)
Change in fair value of warrant liabilities	(108,151)	-	-	-			-			-			(108,151)
Debt extinguishment costs	-	-	-	-			(1,083)	6	(f)	-			(1,083)
Other income - net	-	75,294	294	(6,374)	6	(a)	-			(73,164)	6	(i)	(3,950)
Total other income (expense), net	(108,146)	66,618	274	(6,374)			(5,883)			(69,400)			(122,911)
Net income (loss) before income taxes	(114,349)	85,049	(10,431)	(54,422)			(5,883)			(67,341)			(167,377)
Provision for income taxes	-	-	-	-	6	(c)	-	6	(c)	-	6	(c)	-
Net income (loss)	$(114,349)	$85,049	$(10,431)	$(54,422)			$(5,883)			$(67,341)			$(167,377)
Net income (loss) attributable to non-controlling interest in subsidiary	(4,398)	$289	(254)	(54,148)	6	(d)	(2,621)	6	(g)	(36,773)	6	(j)	$(97,905)
Net income (loss) attributable to Class A Common Stock	$(109,951)	$84,760	$(10,177)	$(274)			$(3,262)			$(30,568)			$(69,472)

Weighted average Class A Common Stock outstanding, basic and diluted	23,725,000			29,119,695	6	(k)							52,844,695
Basic and diluted net loss per share of Class A Common Stock	$(4.63)												$(1.31)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Business Combinations

On April 7, 2021, RAC entered into (i) the Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Aria Merger Agreement”) by and among RAC, Rice Acquisition Holdings LLC, a Delaware limited liability company and direct subsidiary of RAC (“RAC Opco”), LFG Intermediate Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Opco (“RAC Intermediate”), LFG Buyer Co, LLC, a Delaware limited liability company and direct subsidiary of RAC Intermediate (“RAC Buyer”), Inigo Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Aria Merger Sub”), Aria Energy LLC, a Delaware limited liability company (“Aria”), and the Equityholder Representative (as defined therein), pursuant to which, among other things, Aria Merger Sub merged with and into Aria, with Aria surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Aria Merger Agreement, the “Aria Merger”), and (ii) the Business Combination Agreement (as amended, supplemented or otherwise modified from time to time, the “Archaea Merger Agreement” and, together with the Aria Merger Agreement, the “Business Combination Agreements”), by and among RAC, RAC Opco, RAC Intermediate, RAC Buyer, Fezzik Merger Sub, LLC, a Delaware limited liability company and direct subsidiary of RAC Buyer (“Archaea Merger Sub”), Archaea Energy LLC, a Delaware limited liability company (“Archaea Seller”), and Archaea Energy II LLC, a Delaware limited liability company (“Archaea” and, together with Archaea Seller and Aria, the “Companies”), pursuant to which, among other things, Archaea Merger Sub merged with and into Archaea II, with Archaea II surviving the merger and becoming a direct subsidiary of RAC Buyer, on the terms and subject to the conditions set forth therein (the transactions contemplated by the Archaea Merger Agreement, the “Archaea Merger” and, together with the Aria Merger, the “Business Combinations”). The consummation of the Aria Merger was conditioned on the consummation of the Archaea Merger and vice versa.

Pursuant to the Aria Merger Agreement, the aggregate merger consideration payable upon closing of the Aria Merger to the Aria Holders was approximately $680.0 million, subject to certain adjustments set forth in the Aria Merger Agreement for, among other things, Aria’s cash, indebtedness, unpaid transaction expenses and certain capital expenditures (the “Aria Closing Merger Consideration”). The Aria Closing Merger Consideration consisted of both cash consideration and consideration in the form of newly issued Class A units of RAC Opco and newly issued shares of Class B Common Stock, par value $0.0001 per share, of RAC (“Class B Common Stock”). The cash component of the Aria Closing Merger Consideration was an amount equal to $450.0 million, subject to certain adjustments set forth in the Aria Merger Agreement. The remainder of the Aria Closing Merger Consideration consisted of 23.0 million Class A units of RAC Opco and 23.0 million shares of Class B Common Stock.

Pursuant to the Archaea Merger Agreement, the aggregate merger consideration payable upon closing of the Archaea Merger to the Archaea Holders was approximately $347.0 million, subject to certain adjustments set forth in the Archaea Merger Agreement for, among other things, Archaea’s cash, indebtedness, unpaid transaction expenses and certain capital expenditures (the “Archaea Closing Merger Consideration”). The Archaea Closing Merger Consideration consisted of newly issued Class A units of RAC Opco and 34.7 million newly issued shares of Class B Common Stock based on a value of $10.00 per share.

Following the closing of the Business Combinations (the “Closing”), we retained our “up-C” structure, whereby all of the equity interests in the Companies are held by RAC Buyer, all of the equity interests in RAC Buyer are held by RAC Intermediate, all of the equity interests in RAC Intermediate are held by RAC Opco and RAC’s only assets are its equity interests in RAC Opco. Following the Closing, RAC was renamed Archaea Energy Inc. (the “Combined Company”). The ownership structure following the closing of the Business Combinations for RAC Opco, which gives rise to the noncontrolling interest at RAC, is as follows:

Equity Holder	Shares	%
RAC	52,844,695	46%
Controlling interests	52,844,695	46%
Aria Holders	23,000,000	20%
Archaea Holders	33,350,385	29%
Sponsor, Atlas and RAC independent directors	5,931,350	5%
Noncontrolling interests	62,281,735	54%
Total	115,126,430	100%

Prior to the Closing of the Business Combinations, the Class A Common Stock, par value $0.0001 per share, of RAC (“Class A Common Stock” and, together with the Class B Common Stock, the “Common Stock”) and warrants exercisable for Class A Common Stock were listed on the New York Stock Exchange (the “NYSE”) under the symbols “RICE” and “RICE WS,” respectively. Following the consummation of the Business Combinations, the shares of Class A Common Stock and certain warrants that previously traded as units, each of which consisted of one share of Class A Common Stock and one-half of one redeemable warrant, were automatically separated into their component securities and, as a result, are no longer traded as an independent security. As of September 16, 2021, the Class A Common Stock and the warrants on the NYSE are listed under the symbols “LFG” and “LFG WS,” respectively. References herein to “Class B Common Stock,” “Class A Common Stock” and “Common Stock” are to those of RAC (prior to the Closing) or the Combined Company (upon and after the Closing).

In connection with the Closing, RAC, RAC Buyer, RAC Opco, Rice Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and certain other individuals affiliated with the Companies entered into a stockholders agreement (the “Stockholders Agreement”), a copy of the form of which is attached to the accompanying proxy statement as Annex C, which provides that, among other things, (i) the board of directors of the Combined Company (the “Combined Company Board”) consists of seven members, (ii) the holders of a majority of the Company Interests (as defined in the Stockholders Agreement) held by the RAC Sponsor Holders (as defined in the Stockholders Agreement) have the right to designate two directors for appointment or election to the Combined Company Board during the term of the Stockholders Agreement, (iii) the Ares Investor (as defined in the Stockholders Agreement) has the right to designate one director for appointment or election to the Combined Company Board for so long as the Ares Investor holds at least 50% of the Registrable Securities (as defined in the Stockholders Agreement) held by it on the date that the Business Combinations were consummated, (iv) the Combined Company Board shall take all necessary action to designate the person then serving as the Chief Executive Officer of the Combined Company for appointment or election to the Combined Company Board during the term of the Stockholders Agreement and (v) the Board shall designate three independent directors (the “Independent Directors”) to serve on the Combined Company Board during the term of the Stockholders Agreement. If neither of the two directors nominated by the RAC Sponsor Holders are reasonably determined, based on the advice of the Combined Company’s counsel, to be “independent directors” for purposes of NYSE rules, the Combined Company Board shall be permitted in its sole discretion to increase the size of the Board to nine members, and to fill the two additional directorships with two additional “independent directors” nominated by the Combined Company Board. The Ares Investor also has the right to consult on the persons to be designated as Independent Directors for so long as the Ares Investor holds at least 50% of the Registrable Securities held by it on the date that the Business Combinations are consummated.

Concurrently with the execution of the Business Combination Agreements, on April 7, 2021, RAC entered into subscription agreements (each, an “Initial Subscription Agreement” and together, the “Initial Subscription Agreements”) with certain investors (the “Initial PIPE Investors”) pursuant to which, among other things, the Initial PIPE Investors have agreed to subscribe for and purchase from RAC, and RAC has agreed to issue and sell to the PIPE Investors, an aggregate of 30.0 million newly issued shares of Class A Common Stock for an aggregate purchase price of $300.0 million, on the terms and subject to the conditions set forth therein (the “Initial PIPE Investment”). On September 13, 2021, due to the expectation that one of the Initial PIPE Investors would not be able to fulfill its $25.0 commitment in the Initial PIPE Investment, RAC entered into additional subscription agreements (each, a “Follow-On Subscription Agreement” and together, the “Follow-On Subscription Agreements”) with certain investors (the “Follow-On PIPE Investors” and, together with the Initial PIPE Investors, the “PIPE Investors”) pursuant to which, among other things, the Follow-On PIPE Investors have agreed to subscribe for and purchase from RAC, and RAC has agreed to issue and sell to the PIPE Investors, an aggregate of approximately 1.7 million newly issued shares of Class A Common Stock for an aggregate purchase price of $25.0 million, on the terms and subject to the conditions set forth therein (the “Follow-On PIPE Investment” and, together with the Initial PIPE Investment, the “PIPE Investment”). Each Subscription Agreement contains customary conditions to closing, including the substantially concurrent consummation of the Business Combinations.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the Combined Company upon consummation of the Business Combinations

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 was derived from the historical unaudited condensed balance sheet of RAC as of June 30, 2021 and the historical unaudited condensed consolidated balance sheets of Aria and Archaea as of June 30, 2021 and giving further effect to the Pro Forma Adjustments as if they occurred on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 combine the historical statement of operations of RAC for the six months ended June 30, 2021, and the historical consolidated statements of operations of Aria and Archaea for the six months ended June 30, 2021, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 combine the historical unaudited condensed statement of operations of RAC for the six months ended June 30, 2021, and the historical unaudited condensed consolidated statements of operations of Aria and Archaea for the six months ended June 30, 2021, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2021, the beginning of the earliest period presented.

The historical financial information has been adjusted to reflect the pro forma adjustments that are directly attributable to the Business Combinations and certain other transactions as described in more detail below.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combinations and certain other transactions as described in more detail below are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Adjustments based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combinations and certain other transactions as described in more detail below. RAC, Aria and Archaea have not had any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the 23.0 million shares of Class B Common Stock issued to the Aria Holders, the 33.4 million shares of Class B Common Stock issued to the Archaea Holders, the 23.7 million shares of Class A Common Stock that is outstanding as of June 30, 2021, the 5.9 million shares of Class B Common Stock issued to the Sponsor, and the 29.2 million shares of Class A Common Stock issued in connection with the PIPE Investment.

As a result of the Business Combinations, the Aria Holders will own approximately 20% of the Combined Company, the Archaea Holders will own approximately 29% of the Combined Company, the Public Stockholders will own approximately 20% of the Combined Company, the Sponsor will own approximately 5% of the Combined Company, and the PIPE Investors will own approximately 26% of the Combined Company, based on the shares issued in the Business Combination and the number of shares of Common Stock outstanding as of June 30, 2021.

The foregoing ownership percentages reflect record ownership, not beneficial ownership for SEC reporting purposes. See “Beneficial Ownership of Securities” for the beneficial ownership of Common Stock upon Closing of the Business Combinations and certain other transactions as described in more detail below.

3.	Accounting for the Business Combinations

In accordance with ASC 810, RAC Opco is considered a VIE where RAC is the sole managing member of RAC Opco, and therefore, the primary beneficiary. As such, RAC consolidates RAC Opco, and the unitholders that hold economic interest directly at RAC Opco would be presented as noncontrolling interest in both the pro forma balance sheet and income statement. Archaea is considered the accounting acquirer of the Business Combinations based on ASC 805 because Archaea Holders will have the largest portion of the voting power of the Combined Company, Archaea’s senior management will comprise the majority of the senior management of the Combined Company, and the Archaea Holders, will appoint the majority of board members exclusive of the independent board members. The Archaea Merger represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, RAC will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Archaea Merger will be treated as the equivalent of Archaea issuing shares for the net assets of RAC, accompanied by a recapitalization. The net assets of RAC will be stated at historical cost. No goodwill or other intangible assets will be recorded. The Aria Merger represents an acquisition of a business and Aria’s identifiable assets acquired, liabilities assumed and any non-controlling interests will be measured at their acquisition date fair value.

The preliminary opening Balance Sheet for Aria as of June 30, 2021 is as follows (in thousands):

Assets:
Current assets:
Cash and cash equivalents	$35,699
Account receivable – net	28,280
Prepaid expenses and other current assets	4,049
Inventory	8,416
Assets held for sale	-
Total current assets	$76,444
Property and equipment, net	169,000
Intangible assets, net	458,240
Investments in joint ventures	276,529
Goodwill	33,841
Other non-current assets	581
Total assets	$1,014,636

Liabilities:
Current liabilities:
Accounts payable	$2,230
Accrued and other current liabilities	11,992
Short-term debt	137,086
Total current liabilities	$151,308
Long-term debt
Other long-term liabilities	96,112
Total liabilities	$247,420

Total purchase consideration	$767,216

Property and equipment assets are depreciated over a remaining weighted average useful life of 15 years. Fair value adjustments include a $103,468 step-up in fair value.

Intangible assets primarily relate to landfill gas rights and are depreciated over a remaining weighted average useful life of 7 years. Fair value adjustments include $337,827 step-up in fair value.

Equity method investments in joint ventures include a $191,230 step-up in fair value.

Other long-term liabilities include out-of-market contract adjustments for $82,454.

The increase to depreciation and amortization expense totaled $55.5 million and $28.0 million related to property and equipment, intangible assets, equity method investments and out-of-market contracts for the year ended December 31, 2020 and the six months ended June 30, 2021, respectively.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 has been prepared to illustrate the effect of the Pro Forma Adjustments and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 includes the Pro Forma Adjustments that are directly attributable to the transactions noted in this filing. RAC, Aria and Archaea did not have any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed consolidated balance sheet of RAC as of June 30, 2021.

(B)	Derived from the unaudited condensed consolidated balance sheet of Aria as of June 30, 2021.

(C)	Derived from the unaudited condensed consolidated balance sheet of Archaea as of June 30, 2021.

Pro forma adjustments directly attributable to the Business Combinations and PIPE Investment:

a)	To reflect the combination of the following items: the payment of $7.6 million of deferred underwriters’ fees incurred during the IPO that are payable upon completion of the Business Combinations, the release of $236.9 million of cash from the Trust Account to the cash and cash equivalents account, after Public Stockholders exercised their Redemption Rights for 46,972 shares for a total of $0.5 million, the payment of $377.3 million in cash for the Aria Merger, the payment of Aria’s total advisory, legal, accounting and auditing fees and other professional fees of $12.7 million upon consummation of the Aria Merger, the payment of RAC’s total advisory, legal, accounting and auditing fees and other professional fees of $26.4 million upon consummation of the Aria Merger, the payment of Archaea’s total advisory, legal, accounting and auditing fees and other professional fees of $7.5 million upon consummation of the Archaea Merger, and the issuance of an aggregate of 29.2 million shares of Class A Common Stock in the PIPE Investment at an average price of $10.29 per share, for an aggregate purchase price of $300.0 million and to record the fee associated with the PIPE Investment in the amount of $8.5 million. See table below (in thousands):

Release of Trust Account	$236,880
Issuance of 29.2 million shares of Class A Common Stock in the PIPE Investment	300,000
Payment of deferred underwriters’ fees	(7,611)
Payment of cash for Aria Merger	(377,309)
Payment of Aria’s total estimated advisory, legal, accounting and auditing and other professional fees	(14,906)
Payment of RAC’s total estimated advisory, legal, accounting and auditing and other professional fees	(26,359)
Payment of Archaea’s total estimated advisory, legal, accounting and auditing and other professional fees	(7,547)
Recording of PIPE Investment fee	(8,500)
Cash and cash equivalents	$94,648

b)	To reflect fair value step-up related to the property and equipment, net acquired as part of the Aria Merger.

c)	To reflect fair value step-up related to the intangible assets, net acquired as part of the Aria Merger.

d)	To reflect the release of $237.4 million of cash from the Trust Account to the cash and cash equivalents account.

e)	To reflect fair value step-up related to the investments in joint ventures acquired as part of the Aria Merger.

f)	To reflect the estimated goodwill balance to be recognized as part of the Aria Merger.

g)	To reflect the payment of $7.6 million of deferred underwriters’ fees incurred during the IPO that are payable upon completion of the Business Combinations.

h)	To reflect the fair value of the 250 thousand warrants issued in connection with the PIPE Investments.

i)	To reflect the fair value of out-of-market contracts to be recognized as part of the Aria Merger.

j)	To reflect the reclassification of common stock subject to redemption of 7.8 million shares of Class A Common Stock to permanent equity.

k)	To reflect the reclassification, of common stock subject to redemption of 7.8 million shares of Class A Common Stock to permanent equity and the issuance of an aggregate of 29.2 million shares of Class A Common Stock in the PIPE Investment at a price of $10.29 per share, for an aggregate purchase price of $300.0 million.

l)	To reflect the issuance of 56.4 million shares of Class B Common Stock in connection with the Business Combinations.

m)	To reflect to removal of the historical Aria membership units as a result of the Aria Merger.

n)	To reflect the recapitalization of Archaea through the contribution of all outstanding share capital of Archaea to RAC.

o)	To reflect the combination of the following items: 1) the reclassification of Class A Common Stock adjusting from temporary equity to permanent equity ($77.9 million), 2) the issuance of 23.0 million shares of Class B Common Stock in connection with the Aria Merger ($432.2 million), 3) the reclassification of the noncontrolling interest associated with the Class B units in RAC Opco, which represents 54.2% of the total ownership interests of RAC Opco ($437.0 million), 4) the recapitalization of Archaea through the contribution of all outstanding share capital of Archaea to RAC ($88.0 million), 5) the payment of the transaction costs paid by Archaea ($7.5 million), 6) the issuance of an aggregate of 29.2 million shares of Class A Common Stock in the PIPE Investment at an average price of $10.29 per share, for an aggregate purchase price of $300.0 million and 7) the payment the fees associated with the PIPE Investment in the amount ($8.5 million).

p)	To reflect elimination of the accumulated deficits of RAC, the accounting acquiree, and Aria.

q)	To reflect elimination of the accumulated other comprehensive loss of Aria.

r)	To reflect the non-controlling interests adjustment resulting from the Business Combinations.

Pro forma adjustments directly attributable to the Financing Transactions:

s)	To reflect the impact to cash of the following items: 1) $220.0 million Secured Term Loan, which is a component of Archaea’s $470.0 million credit facility (the “new credit facility”), the proceeds of which were received simultaneously with the consummation of the Business Combination and will be used for general corporate purposes less $17.1 million in financing costs; 2) the repayment of Aria’s Term Loan B debt in the amount of $138.0 million; and 3) the repayment of certain Archaea loans and the associated accrued interest and Noble guaranty fee, which total $16.7 million and $2.4 million, respectively, as of June 30, 2021.

t)	To reflect the elimination of current portion of long-term debt in conjunction with the repayment of Aria and Archaea debt..

u)	To reflect the net amount of the debt proceeds and repayments described at Note 4(q) above (the $288.4 million portion, of which $220.0 million relates to the new term loan), along with the reduction of Aria’s Term Loan B debt ($138.0 million) and the long-term portion of Archaea’s debt, excluding Assai debt. ($14.3 million).

v)	To reflect the write-off of unamortized debt financing costs associated with the repayment of Aria’s Term Loan B ($0.892 million) and the repayment of certain Archaea loans ($0.191 million).

5.     Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2020

RAC, Aria and Archaea did not have any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding at the closing of the Business Combinations and the PIPE Investment, assuming the Pro Forma Adjustments occurred on January 1, 2020.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

(A)	Derived from the audited consolidated statements of operations of RAC for the year ended December 31, 2020.

(B)	Derived from the audited consolidated statements of operations of Aria for the year ended December 31, 2020.

(C)	Derived from the audited consolidated statements of operations of Archaea for the year ended December 31, 2020.

Pro forma adjustments directly attributable to the Business Combinations and PIPE Investment:

a)	To reflect the incremental depreciation and amortization related to the fair value step-ups as part of the Aria Merger. The $11.6 million recorded to revenue represents the amortization of the $82.5 million below market contract associated with an offtake agreement with a 7-year useful life. Of the $53.9 million recorded to cost of revenue, $47.3 represents the amortization of the $337.8 million step-up on intangible assets over 7 years of useful life. The remaining $6.6 million recorded to costs of revenue relates to the amortization of the $103.5 million step-up on property, plant and equipment over 15 years of useful life. The $13.2 million recorded to other income, net relates to the amortization of the $191.2 million step-up on equity method investments over 15 years useful life.

b)	To reflect RAC transaction costs.

c)	As a result of the Combined Company’s up-C structure, RAC will be a tax-paying entity. However, as RAC has historically been loss-making, any deferred tax assets created as a result of net operating losses would be offset by a full valuation allowance resulting in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations.

d)	To reflect the noncontrolling interest portion (54.2%) of the pro forma adjustments.

Pro forma adjustments directly attributable to the Financing Transactions:

e)	To reflect interest expense and amortization of debt issuance costs on the additional debt financings. This $15.3 million is split between $12.9 million interest expense and $1.9 million amortization of debt issuance costs on the additional debt financings. For the former, the $12.9 million is comprised of 1) $7.5 million related to the Secured Term Loan within the new credit facility, 2) $2.7 million related to the 3.75% Notes, and 3) $2.7 million related to the 4.75% Notes interest expense. The $1.9 million amortization of debt issuance costs on the additional debt financings is comprised of 1) $2.1 million on the Secured Term Loan within the new credit facility, 2) $0.2 million on the 3.75% Notes, and 3) $0.1 million on the 4.75% Notes.

f)	To reflect the noncontrolling interest portion (54.2%) of the pro forma adjustments.

Pro forma adjustments directly attributable to Other Transaction Accounting Adjustments:

g)	To reflect the removal of the Statement of Operations activity related to LESPH for the year ended December 31, 2020.

h)	To reflect the removal of the impairment charge associated with classifying LESPH as held-for-sale during the fourth quarter of 2020.

i)	To primarily recognize the nonrecurring gain in conjunction with the disposal of LESPH and the discharging of debt associated with LESPH within Aria’s historical balance sheet as of December 31, 2020.

j)	To reflect the noncontrolling interest portion (54.2%) of the pro forma adjustments.

Pro forma weighted average shares outstanding:

k)	As the Business Combinations are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Business Combinations and the PIPE Investment have been outstanding for the entirety of the periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding — basic and diluted for the year ended December 31, 2020 are calculated as follows:

Weighted average Class A shares calculation – basic and diluted
RAC weighted average public shares outstanding	23,725,000
Redemptions in connection with the Business Combinations	(46,972)
Issuance of Class A Common Stock in connection with closing of the PIPE Investment	29,166,667
Weighted average shares outstanding	52,844,695

Comparative Share Information

The following table sets forth selected historical comparative share information for RAC and unaudited pro forma condensed combined per share information for the Combined Company after giving effect to the Business Combinations.

The pro forma book value information reflects the Business Combinations as if they had occurred on December 31, 2020. The weighted average shares outstanding and net earnings per share information reflect the Business Combinations as if they had occurred on January 1, 2020.

This information is only a summary and should be read together with the historical financial statements of RAC and the Companies and related notes. The unaudited pro forma condensed combined per share information of the Combined Company is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma condensed combined earnings per share information below does not purport to represent the earnings per share which would have occurred had RAC and the Companies been combined during the periods presented, nor the earnings per share for any future date or period. Historically, RAC’s statement of operations included a presentation of income (loss) per common share subject to redemption in a manner similar to the two-class method of income (loss) per common share. The two-class method is not required in the pro forma income (loss) per common share as the shares of Class A Common Stock will no longer be subject to redemption. RAC has not considered the effect of the warrants sold in the IPO and Private Placement to purchase an aggregate of 18,351,762 shares of Class A Common Stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per common share is the same as basic earnings per common share for the period presented. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of the Combined Company would have been had the companies been combined during the periods presented.

As of and for the Year Ended December 31, 2020	RAC (Historical)(2)	Pro Forma Combined
Book value per share(1)	$0.88	$8.24
Weighted average shares outstanding of Class A and B Common Stock – basic and diluted	5,685,606	110,857,063
Net income (loss) per share of Class A and B Common Stock – basic and diluted	$(3.80)	$(0.47)

(1)	Book value per share = Total equity/shares outstanding. For the pro forma combined book value per share, total equity is derived using 110,857,063

(2)	Aria’s and Archaea’s historical equity structure was not unitized, and therefore the calculation of book value per share for them as standalone entities is not a useful metric.

6.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2021

RAC, Aria and Archaea did not have any historical relationship prior to the Business Combinations. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Common Stock outstanding at the closing of the Pro Forma Adjustments, assuming the Pro Forma Adjustments occurred on January 1, 2021.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

(A)	Derived from the unaudited condensed consolidated statements of operations of RAC for the six months June 30, 2021.

(B)	Derived from the unaudited condensed consolidated statements of operations of Aria for the six months ended June 30, 2021.

(C)	Derived from the unaudited condensed consolidated statements of operations of Archaea for the six months ended June 30, 2021.

Pro forma adjustments directly attributable to the Business Combinations and PIPE Investment:

a)	To reflect the incremental depreciation and amortization related to the fair value step-ups as part of the Aria Merger. The $5.9 million recorded to revenue represents the amortization of the $82.4 million below market contract associated with an offtake agreement with a 7-year useful life. Of the $27.6 million recorded to cost of revenue, $24.1 represents the amortization of the $337.8 million step-up on intangible assets over 7 years of useful life. The remaining $3.5 million recorded to costs of revenue relates to the amortization of the $103.5 million step-up on property, plant and equipment over 15 years of useful life. The $6.4 million recorded to other income, net relates to the amortization of the $191.2 million step-up on equity method investments over 15 years useful life.

b)	To reflect RAC transaction costs.

c)	As a result of the Combined Company’s up-C structure, RAC will be a tax-paying entity. However, as RAC has historically been loss-making, any deferred tax assets created as a result of net operating losses would be offset by a full valuation allowance resulting in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations.

d)	To reflect the noncontrolling interest portion (54.2%) of the pro forma adjustments.

Pro forma adjustments directly attributable to the Financing Transactions:

e)	To reflect interest expense ($3.7 million) and amortization of the debt issuance costs ($1.1 million) related to the $220 million Secured Term Loan (within the new credit facility).

f)	To reflect the debt extinguishment costs associated with the repayment of the Aria Term Loan B ($0.9 million) and the debt extinguishment costs associated with the repayment of the debt associated with the Big Run acquisition ($.2 million).

g)	To reflect the noncontrolling interest portion (54.2%) of the pro forma adjustments.

Pro forma adjustments directly attributable to Other Transaction Accounting Adjustments:

h)	To reflect the removal of the Statement of Operations activity related to LESPH for the six months ended June 30, 2021.

i)	To primarily recognize the nonrecurring gain in conjunction with disposal of LESPH and the discharging of debt associated with LESPH within Aria’s historical balance sheet as of June 30, 2021.

j)	To reflect the noncontrolling interest portion (54.2%) of the pro forma adjustments.

Pro forma weighted average shares outstanding:

k)	As the Business Combinations are being reflected as if they had occurred at the beginning of the earliest period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable in connection with the Pro Forma Adjustments have been outstanding for the entirety of the periods presented. Weighted average common shares outstanding — basic and diluted for the six months ended June 30, 2021 are calculated as follows:

Six Months Ended June 30, 2021
Weighted average shares calculation – basic and diluted
RAC weighted average Class A Common Stock outstanding	23,725,000
Cancellation of Founder Shares in connection with the Business Combinations	—
Issuance of Class A Common Stock in connection with closing of the PIPE Investment, net of redemptions	29,119,695
Weighted average Class A Common Stock outstanding	52,844,695

Comparative Share Information

The following table sets forth selected historical comparative share information for RAC and unaudited pro forma condensed combined per share information for the Combined Company after giving effect to the Business Combinations.

The pro forma book value information reflects the Business Combinations as if they had occurred on June 30, 2021. The weighted average shares outstanding and net earnings per share information reflect the Business Combinations as if they had occurred on January 1, 2021.

This information is only a summary and should be read together with the historical financial statements of RAC and the Companies and related notes. The unaudited pro forma condensed combined per share information of RAC and the Companies is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined earnings per share information below does not purport to represent the earnings per share which would have occurred had RAC and the Companies been combined during the periods presented, nor the earnings per share for any future date or period. Historically, RAC’s statement of operations included a presentation of income (loss) per common share subject to redemption in a manner similar to the two-class method of income (loss) per common share. The two-class method is not required in the pro forma income (loss) per common share as the Class A shares are no longer subject to redemption. RAC has not considered the effect of the warrants sold in the IPO, Private Placement or the PIPE Investment to purchase an aggregate of 18,883,500 shares of Class A Common Stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per common share is the same as basic earnings per common share for the period presented. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of RAC and the Companies would have been had the companies been combined during the periods presented.

	RAC (Historical)(2)	Pro Forma Combined
As of and for the six months ended June 30, 2021
Book value per share(1)	$0.84	$7.30
Weighted average shares outstanding of nonredeemable Class A and B Common Stock – basic and diluted	5,933,850	100,547,689
Net income (loss) per share of Class A and B Common Stock – basic and diluted	$(19.27)	$(1.66)

(1)

Book value per share = Total equity/shares outstanding. For the pro forma combined book value per share, total equity is derived using 100,547,689 shares after giving effect to actual Class A Common Stock redemptions.

(2)	Aria’s and Archaea’s historical equity structure was not unitized, and therefore the calculation of book value per share for them as standalone entities is not a useful metric.